Exhibit 99.1

Sidus Space Appoints Richard J. Berman to its Board of Directors

CAPE CANAVERAL, FL., January 24, 2024 – Sidus Space (NASDAQ: SIDU) (the “Company” or “Sidus”), a multi-faceted Space and Data-as-a-Service company, today announced that its Board of Directors has appointed Richard J. Berman as a non-independent Director, effective January 18, 2024.

Carol Craig, CEO, Sidus Space, stated: “We are delighted to have someone of Richard’s caliber join the Sidus Board. I have great respect for his exceptional financial and investment acumen and extensive experience in advising on significant and complex matters. His unique perspective will be invaluable to Sidus Space and our stakeholders as we execute on our strategy.”

Leo Riera, Chairman of the Board of Sidus Space, noted: “Richard brings broad financial services expertise and extensive capital markets knowledge. I look forward to welcoming him to the Board and value his insights as Sidus continues its journey along the path to profitability.”

Richard Berman added: “I am joining Sidus Space at a key time as the company prepares for the initial launch of its LizzieSatTM. I look forward to facilitating the growth of shareholder value. Sidus has built an outstanding team, and I couldn’t be more excited to join the Board of Directors.”

Mr. Berman’s business career spans over 35 years of venture capital, senior management, and merger & acquisitions experience. He has served as a director and/or officer of over a dozen public and private companies in the last five years. Currently, he is the director of six public companies. Over the last decade he has served on the board of six companies that have reached over one billion dollars in market value. Previously, Mr. Berman worked at Goldman Sachs and was Senior Vice President of Bankers Trust Company where he started the M&A Leveraged Buyout Departments.

About Sidus Space

Sidus Space (NASDAQ: SIDU) is a Space and Data-as-a-Service satellite company focused on mission-critical hardware manufacturing; multi-disciplinary engineering services; satellite design, production, launch planning, mission operations; and in-orbit support. The Company is in Cape Canaveral, Florida, where it operates from a 35,000-square-foot manufacturing, assembly, integration, and testing facility focused on vertically integrated Space-as-a-Service solutions including end-to-end satellite support.

Sidus Space has a mission of Bringing Space Down to Earth™ and a vision of enabling space flight heritage status for new technologies while delivering data and predictive analytics to domestic and global customers. Any corporation, industry, or vertical can start their journey off-planet with Sidus Space’s rapidly scalable, low-cost satellite services, space-based solutions, and testing alternatives. More than just a “Satellite-as-a-Service” provider, Sidus Space is a trusted Mission Partner–from concept to Low Earth Orbit and beyond. Sidus Space is ISO 9001:2015, AS9100 Rev. D certified, and ITAR registered.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute ‘forward-looking statements’ within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. The words ‘anticipate,’ ‘believe,’ ‘continue,’ ‘could,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘may,’ ‘plan,’ ‘potential,’ ‘predict,’ ‘project,’ ‘should,’ ‘target,’ ‘will,’ ‘would’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described more fully in the section entitled ‘Risk Factors’ in Sidus Space’s Annual Report on Form 10-K for the year ended December 31, 2022, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Sidus Space, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations

Valter Pinto

KCSA Strategic Communications

sidus@kcsa.com

(212) 896-1254

Media

Pam Davis

Sidus Space

mediateam@sidusspace.com